                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of
                                      1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[_]

Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          BOSTON LIFE SCIENCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    ---------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------

                           BOSTON LIFE SCIENCES, INC.
                          31 NEWBURY STREET, SUITE 300
                          BOSTON, MASSACHUSETTS  02116
                                 (617) 425-0200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 1997

TO ALL HOLDERS OF SHARES OF COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED
STOCK:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of BOSTON LIFE SCIENCES, INC. (the "Company") will be held at The Ritz-Carlton Hotel, 15 Arlington Street, Boston, Massachusetts 02116 on June 6, 1997 at 10:00 a.m. for the following purposes:

1. To consider and act upon a proposal to elect eight directors for a term ending at the next Annual Meeting and until each such director's successor is duly elected and qualified.
2. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to effectuate a one-for-ten reverse common stock split.
3. To consider and take action upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

   Management presently knows of no other business to be presented at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment in such matters.

   The Board of Directors has fixed April 18, 1997 as the record date for the Meeting. Only those stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least ten days prior to the Meeting at the principal executive offices of the Company listed above. Directors will be elected by a plurality of the votes cast by holders of Common Stock and Preferred Stock (voting together with the Common Stock as a single class on an as converted basis). The affirmative vote of holders of a majority of the shares of Common Stock and Preferred Stock (voting together with the Common Stock as a single class on an as converted basis) outstanding as of the record date is required to approve the other proposals.

   The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting. To ensure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of both proposals.

                                 By Order of the Board of Directors,

                                 Steve H. Kanzer, CPA, Esq.
April 29, 1997                           Secretary

Boston, Massachusetts
                            YOUR VOTE IS IMPORTANT.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                           BOSTON LIFE SCIENCES, INC.
                          31 Newbury Street, Suite 300
                          Boston, Massachusetts 02116
                           Telephone:  (617) 425-0200
                           Telecopy:  (617) 425-0996


                                PROXY STATEMENT



                              GENERAL INFORMATION


       This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Boston Life Sciences, Inc. (the "Company") of proxies to be voted at its Annual Meeting of Stockholders and at any adjournments thereof (the "Meeting"), which is scheduled to be held on June 6, 1997 to be held at 10:00 a.m. at The Ritz-Carlton Hotel, 15 Arlington Street, Boston, Massachusetts 02116, for the purposes set forth in the accompanying notice of meeting. It is expected that this proxy statement, the foregoing notice and the enclosed proxy card are first being mailed to stockholders entitled to vote on or about April 29, 1997. Sending a signed proxy will not affect a stockholder's right to attend the Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

       When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. The Board knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the eight nominees of the Board in the election of directors; and "FOR" the amendment to the Company's Restated Certificate of Incorporation to effectuate a one-for-ten reverse common stock split.


                            SOLICITATION OF PROXIES


       The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the Company's common stock, $0.01 par value per share (the "Common Stock") and Series A convertible preferred stock, $100.00 stated value (the "Preferred Stock"), who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual stockholder reports to any beneficial owners of Common Stock and Preferred Stock they hold of record, upon request of such record holders.

                               VOTING SECURITIES

       Holders of record of the Company's Common Stock and Preferred Stock as of the close of business on April 18, 1997, the record date fixed by the Board for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), will be entitled to notice and to vote at the Meeting and at any adjournments thereof. As of the Record Date there were __________ shares of Common Stock and _______ shares of Preferred Stock (on an as converted basis entitled to cast votes equivalent to __________ shares of Common Stock) for a total of ___________ shares outstanding and entitled to vote. The holders of the Company's Common Stock and Preferred Stock may vote on all matters presented to the Meeting and will vote together as a class. Each outstanding share of Common Stock entitles the holder to one vote. Each outstanding share of Preferred Stock (on an as converted basis as described above) entitles the holder to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date. Each share of Preferred Stock, prior to the effectiveness of the proposed stock split, is convertible into approximately 175 shares of Common Stock.

       The presence, in person or by proxy, of the holders of at least a majority of the outstanding Common Stock and Preferred Stock (on an as converted basis) entitled to vote is necessary to constitute a quorum for the taking of any action at the Meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Management

       As of March 31, 1997, the following nominees for director, named executive officers and directors and executive officers as a group, listed in alphabetical order, were known to the Company to be beneficial owners (as defined in regulations issued by the Securities and Exchange Commission (the "SEC")) of the amounts of the Company's outstanding Common Stock set forth below.

Name of                              Amount and Nature of           Percent
Beneficial Owner                     Beneficial Ownership (1)      of Class (2)
----------------                     ------------------------      ------------

Colin B. Bier, Ph.D.
Director                                       50,434(3)                    *

Harvey Cantor, M.D.
Nominee for Director                          346,000                       *

Edson D. de Castro
Director                                      641,351(3)                    *

Joseph P. Hernon
Chief Financial Officer                        30,000(3)                    *

S. David Hillson, Esq.
Chairman of the Board,
President and Chief
Executive Officer                           2,082,208(4)                 1.6%

Steve H. Kanzer, CPA, Esq.
Director and Secretary                        462,706(5)                    *

Marc E. Lanser, M.D.
Director, Executive Vice President
and Chief Scientific Officer                2,583,423(6)                 1.9%

Ira W. Lieberman, Ph.D.
Director                                      214,256(5)                    *

E. Christopher Palmer, CPA
Director                                      214,256(5)                    *


All directors and executive
officers as a group (8 persons)             6,624,634(7)                 4.9%

-------------------

*    Represents Less than 1% of the outstanding shares.

(1) Except as otherwise specified in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned. The information in the table was furnished by the owners listed.

(2) The amounts of shares owned and the percentages in this table are based on the number of shares of Common Stock and Preferred Stock (on an as converted basis) outstanding as of March 31, 1997 or issuable upon the exercise of options which are exercisable or which will become exercisable within 60 days of March 31, 1997.

(3)  Consists of shares of Common Stock issuable upon exercise of options.

(4) Includes 2,067,007 shares of Common Stock issuable upon exercise of options.

(5) Includes 138,254 shares of Common Stock issuable upon exercise of options.

(6) Includes 756,702 shares of Common Stock issuable upon exercise of options.

(7) Includes 3,960,256 shares of Common Stock issuable upon exercise of options. No executive officer or director owns any shares of Preferred Stock.


Principal Stockholders

       As of March 31, 1997 the following persons were known to the Company to be beneficial owners (as defined in regulations issued by the SEC) of more than five percent of the Company's outstanding Common Stock and/or Preferred Stock (on an as converted basis).


                        Name and Address                  Amount and Nature of         Percent
Title of Class         of Beneficial Owner               Beneficial Ownership(1)     of Class (2)
--------------         -------------------               -----------------------     ------------
Common Stock           Lindsay A. Rosenwald, M.D.           6,960,096(3)                 5.2%
and                    c/o Paramount Capital, Inc.
Preferred Stock(3)     375 Park Avenue
                       Suite 1501
                       New York, NY  10152

Common Stock           Strome-Susskind Investment          12,804,300(4)                 9.5%
and                    Management, L.P. (4)
Preferred Stock(4)     100 Wilshire Blvd., 15th Floor
                       Santa Monica, CA  90401

____________________

(1) Except as otherwise specified in footnotes to this table, the persons named have sole voting and investment power with respect to all shares of Common Stock or Preferred Stock owned. The information in the table was furnished by the owners listed by reports to the Company and by filings with the SEC or through information otherwise available to the Company.

(2) The amounts of shares owned and the percentages in table are based on the number of shares of Common Stock and Preferred Stock (on an as converted basis) outstanding as of March 31, 1997 or which are issuable to the persons listed upon the exercise of certain warrants and options which are exercisable or will become exercisable within 60 days of March 31, 1997.

(3) Includes 2,629,407 shares of Common Stock issuable upon exercise of warrants and options and 6.69115 units of the Company (which consists of 6,691 shares of Preferred Stock (which are convertible into approximately

     1,173,448 shares of Common Stock and represent approximately 0.87% of the Common Stock on a fully diluted basis) and warrants to purchase 167,279 shares of Common Stock) issuable upon exercise of a unit purchase option. Such figure does not include 2,655,271 shares of Common Stock beneficially owned by Dr. Rosenwald's spouse and by trusts for the benefit of his minor children, of which his spouse is the sole trustee and as to which he disclaims beneficial ownership. Information relating to Dr. Rosenwald is based on information that was furnished by Dr. Rosenwald in a Schedule 13G filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") dated February 1, 1996 and other information available to the Company.

(4) Includes 1,193,751 shares of Common Stock issuable upon exercise of warrants and 1.07438 units of the Company (which consists of 1,074 shares of Preferred Stock (which are convertible into approximately 188,355 shares of Common Stock and represent approximately 0.14% of the Common Stock on a fully diluted basis) and warrants to purchase 26,859 shares of Common Stock) issuable upon exercise of a unit purchase option. According to its filings under Sections 13(d) or 13(g) of the 1934 Act, Strome-Susskind Investment Management, L.P. ("SSIM") is the sole general partner of and investment adviser to two investment limited partnerships, and is also the investment advisor to two offshore investment corporations. The investment limited partnerships and the offshore investment corporations beneficially own the securities of the Company set forth in the table. SSIM has sole voting control over these securities. SSCO, Inc. is the sole general partner of SSIM. The Strome Family Trust dated December 9, 1993, of which Mark E. Strome is a settlor and trustee, is the controlling shareholder of SSCO, Inc. Information relating to SSIM is based on information that was furnished by SSIM, SSCO, Inc. and Mark E. Strome in a Schedule 13G that was filed with the SEC on September 11, 1996 and other information available to the Company.


                    VOTE REQUIRED FOR ELECTION OF DIRECTORS
           AND APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

       At the Meeting, eight directors will be elected. Directors will be elected by a plurality of the votes cast by holders of the Common Stock and Preferred Stock (on an as converted basis), voting together as a class, represented in person or by proxy at the Meeting. Votes withheld with respect to the election of directors will be counted for the purpose of determining whether a quorum is present at the Meeting but will not be considered as votes cast and will have no effect on the result of the vote for directors.

       Approval of the proposed amendment to the Company's Restated Certificate of Incorporation and of any other proposals will require the favorable vote of a majority of the Common Stock and Preferred Stock (on an as converted basis), voting together as a class, represented in person or by proxy at the Meeting. The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the Meeting. Abstentions with respect to the approval of the amendment to the Company's Restated Certificate of Incorporation and of any other proposals will be counted for the purpose of determining whether a quorum is present at the Meeting and as votes cast, and will have the effect of a no vote. Broker non-votes with respect to all proposals will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the results of any such vote on the proposed amendment.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

       The Company's Board currently consists of seven directors. The Board recently expanded the size of the Board to eight. Therefore, at the Meeting, the stockholders will elect eight directors for a term ending at the next Meeting and until each such director's successor is duly elected and qualified.

       The table below sets forth the name of each person nominated by the Board to serve as a director for the ensuing year. All of the nominees except Dr. Cantor are currently directors of the Company for terms expiring at the Meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Colin B. Bier, Ph.D., Harvey Cantor, M.D., Edson D. de Castro, S. David Hillson, Esq., Marc E. Lanser, M.D., Steve H. Kanzer, CPA, Esq., Ira W. Lieberman, Ph.D., and E. Christopher Palmer, CPA.

Nominees for Additional Term             Age    Year First Elected a Director/*/
----------------------------             ---    --------------------------------
Colin B. Bier, Ph.D.                      51                    1996
Harvey Cantor, M.D.                       53                    Nominee
Edson D. de Castro (2)                    58                    1993
S. David Hillson, Esq. (3)                57                    1994
Steve H. Kanzer, CPA, Esq. (1)            34                    1992
Marc E. Lanser, M.D.                      48                    1994
Ira W. Lieberman, Ph.D. (1) (3)           54                    1992
E. Christopher Palmer, CPA (1) (2) (3)    55                    1992

--------------------

* Includes periods of service as a director of Boston Life Sciences, Inc. ("Old BLSI"), the privately-held company existing prior to the merger (the "Merger") with Greenwich Pharmaceuticals Incorporated ("Greenwich") in which Greenwich survived and changed its name to "Boston Life Sciences, Inc."

(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee
(3)  Member of the Press Release Review Committee

The principal occupations and qualifications of each nominee for Director are as follows:

Colin B. Bier, Ph.D. Dr. Bier has been a member of the Board since February 1996. Since 1990, Dr. Bier has been the Managing Director of ABA BioResearch, Inc., an independent bioregulatory consulting firm, located in Montreal, Canada and a special advisor to the Mount Sinai Hospital in Montreal, Canada. Dr. Bier is also a Lecturer in Pathology, Faculty of Medicine, McGill University.
Dr. Bier is also a member of the Board of Directors of Sparta Pharmaceuticals, Inc. and Maxim Pharmaceuticals, Inc. Prior to his association with ABA BioResearch, Inc., Dr. Bier was founder, President and Chief Executive Officer of ITR Laboratories, Inc. Before founding ITR Laboratories, Inc., Dr. Bier spent over ten years with Bio-Research Laboratories, a clinical research laboratory, where he was Vice President and Director of Experimental Toxicology and Clinical Pathology. Dr. Bier has published more than twenty-five scientific articles in his field in peer-reviewed journals and received his Ph.D. from Colorado State University.

Harvey Cantor, M.D. Dr. Cantor has been Chief of the Division of Immunopathology at the Dana-Farber Cancer Institute and Professor of Pathology, Harvard Medical School, since 1979. He is or has served on the Editorial Boards of six peer-reviewed journals in the field of immunology, including the Journal of
                                                            ----------
Immunology, Immunopharmacology, and the Journal of Cellular and Molecular
----------- ------------------          ---------------------------------
Immunology. Dr. Cantor has served on numerous national committees of the
----------
National Institutes of Health (NIH) and is presently the Chairman of the AIDS Research Review Committee of the NIH. He has received a number of regional and national awards and honors, and is presently the recipient of the prestigious MERIT award from NIH. Dr. Cantor has authored over 100 articles in peer-review medical journals in the fields of immunology, virology, and infectious diseases. He received his undergraduate degree from Columbia University, and his MD degree from N.Y.U. School of Medicine in 1967.

Edson D. de Castro Mr. de Castro has been a member of the Board since June 1995, and served as Chairman of the Board until September 1996. Prior to the Merger, Mr. de Castro held the same positions with Old BLSI from August 1993. Mr. de Castro was one of five founders of Data General Corporation ("DGC") and was responsible for the designs of the original NOVA computers. He served as DGC's President and Chief Executive Officer until 1989 and as its Chairman of the Board of Directors from 1989 to 1990. Mr. de Castro is Chairman of the Board of Directors of, and, until January 1997, was Chief Executive Officer of Xenometrix, Inc., a biotechnology testing company in Boulder, Colorado. He is a Trustee of Boston University. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell, MA.

S. David Hillson, Esq. Mr. Hillson has been President, Chief Executive Officer and a member of the Board since June 1995. He also has served as Chairman of the Board since September 1996. Prior to the Merger, Mr. Hillson served as President, Chief Executive Officer and a member of the Board of Directors of Old BLSI from November 1994. Prior to his responsibilities at Old BLSI, from January to November 1994, Mr. Hillson was Senior Vice President of Josephthal, Lyon & Ross, Incorporated in the research and investment banking divisions and from October 1992 to January 1994, Mr. Hillson was the Senior Managing Director, investment banking, at The Stamford Company in New York City. From October 1990 until October 1992, Mr. Hillson was an Executive Vice President of the asset management division of Mabon Securities. Earlier in his career as an investment manager, Mr. Hillson was a Senior Vice President with Shearson, Lehman, Hutton from 1983 to 1990 where he managed three mutual funds, primarily in the emerging growth area, for the SLH Asset Management division. Prior to his fund management responsibilities, he was the Chairman of the Equity Committee for Hutton Investment Management (1976-1982). He started his business career as an attorney in New York City, having received his Juris Doctorate from New York University School of Law. He also attended the Columbia University School of Business Administration and received a Bachelor of Arts degree from Columbia College.

Steve H. Kanzer, CPA, Esq. Mr. Kanzer has been Secretary and a member of the Board since June 1995. Prior to the Merger, Mr. Kanzer held the same position with Old BLSI from October 1992. Mr. Kanzer has been a Senior Managing Director of Paramount Capital, Inc., a New York-based investment banking firm, since February 1992 and a Senior Managing Director - Head of Venture Capital of Paramount Capital Investments, LLC, a firm specializing in organizing and providing capital for biotechnology acquisitions and start-ups, since January 1995. Mr. Kanzer is also a member of the board of directors of Atlantic Pharmaceuticals, Inc. and Endorex Corporation, both publicly traded biopharmaceutical companies, and Chairman of Discovery Laboratories, Inc., a privately held biopharmaceutical company. From November 1991 until January 1995, Mr. Kanzer also was a Managing Director, Venture Capital of The Castle Group Ltd., a privately held biotechnology venture capital firm. Prior to joining Paramount Capital Investments, LLC in 1991, Mr. Kanzer was an associate at Skadden, Arps, Slate, Meagher & Flom in New York City from 1988 to 1991. Mr. Kanzer received his J.D. from New York University School of Law and a B.B.A. from Baruch College.

Marc E. Lanser, M.D. Dr. Lanser has been Executive Vice President, Chief Scientific Officer and a member of the Board since June 1995. Prior to the Merger, Dr. Lanser held the same position with Old BLSI from November 1994. From October 1992 until November 1994, Dr. Lanser was President and Chief Executive Officer of Old BLSI. Prior to assuming the position of President and Chief Executive Officer of Old BLSI, Dr. Lanser was an Assistant Professor of Surgery at Harvard Medical School and member of the full-time academic faculty, where he directed a NIH funded research project in immunology and received a NIH Research Career Development Award. Dr. Lanser has published more than 30 scientific articles in his field in peer-reviewed journals. Dr. Lanser received his M.D. from Albany Medical College.

Ira W. Lieberman, Ph.D. Dr. Lieberman has been a member of the Board since the inception of Old BLSI in 1992. Dr. Lieberman is currently on the staff of the World Bank and is involved in advising foreign governments on their privatization programs. From 1987 to 1992, Dr. Lieberman was President of LIPAM International, Inc. an international consulting and investment firm. From 1985 to 1987, Dr. Lieberman was on the staff of the World Bank and from 1975 to 1982 he was a senior executive with ICC Industries, Inc., where he served as Chief Financial Officer, Executive Vice President and Chief Executive Officer of Primex Plastics Corp., a subsidiary of ICC Industries, Inc. Dr. Lieberman received his M.B.A. from Columbia University and his Ph.D. from Oxford University.

E. Christopher Palmer, CPA Mr. Palmer has been a member of the Board since the inception of Old BLSI in 1992. Mr. Palmer is a certified public accountant and founder of his own firm, providing tax and financial advisory services to high net-worth family groups. Prior to 1977, Mr. Palmer was a partner in the accounting firm of Peat Marwick Mitchell & Co. Mr. Palmer is a Director of Boston Private Bancorp, Inc. and a director and Chairman of the Trust and Investment Committee of Boston Private Bank & Trust Company, a Director of Coastal International Inc. and a trustee of two private foundations. Mr. Palmer received his M.B.A. from Rutgers University and his A.B. from Dartmouth College.

Meetings and Committees of the Board of Directors
-------------------------------------------------

       The Board held ten meetings during the Company's fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member held during the year, except Mr. Kanzer, who did not attend four Board meetings. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Press Release Review Committee. The Company does not have an executive committee or a nominating committee. The Audit Committee, consisting of Messrs. de Castro and Palmer, met three times during the last fiscal year. The Audit Committee reviews the results and scope of audits, internal accounting controls, tax and other accounting related matters and reviews with the Company's independent auditors the scope and results of their engagement. The Compensation Committee, consisting of Messrs. Kanzer and Palmer and Dr. Lieberman, met two times during the last fiscal year. The Compensation Committee reviews and evaluates the compensation of the Company's executive officers and administers the Company's stock option plans. The Press Release Review Committee, consisting of Messrs. Hillson and Palmer and Dr. Lieberman, met once during the last fiscal year. The Press Release Review Committee evaluates press releases from the Company involving the testing of new drugs, or the FDA new drug review and approval process for investigational new drugs being developed by the Company.

Compensation of Directors.
-------------------------

       Annual Retainers
       ----------------

       Independent directors, that is, those directors who are not employees of the Company ("Independent Directors"), receive cash compensation in the amount of $500 per meeting attended in person and $250 per meeting attended telephonically, although all directors are reimbursed for ordinary and reasonable expenses of attending any board or committee meetings. In addition, Independent Directors were compensated in fiscal 1996 with an annual retainer with a value of $5,000 and will receive the same amount in fiscal 1997. The annual retainer is not paid in cash but is paid to the Independent Directors through options to purchase shares of the Company's Common Stock pursuant to an Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan"), valued as described below. Each Independent Director elected at an annual meeting of stockholders of the Company will automatically be granted options on the thirteenth trading day after the date of such annual meeting (the "Retainer Grant Date") to purchase a number of shares of the Company equal to the lesser of (a) 25,000 shares and (b) the quotient of the value of the annual retainer for service as an Independent Director of the Company and 80% of the average of the fair market value of a share of the Company's Common Stock on the ten trading days following the third trading day after the date of such annual meeting of stockholders. If the number of shares of the Company's Common Stock calculated pursuant to clause (b) above exceeds 25,000 shares, each Independent Director will automatically receive on the Retainer Grant Date, in addition to options to purchase 25,000 shares of the Company's common stock, a cash payment equal to the remaining portion of the value of the annual retainer not provided for by the grant of such options. Additionally, pursuant to the Directors' Plan, discretionary option grants were made in 1996 to each Independent Director. In fiscal 1996, Dr. Bier received a discretionary grant of options to purchase 18,750 shares and each of Messrs. Kanzer and Palmer and Dr. Lieberman received a grant of options to purchase 75,000 shares of the Company's Common Stock.

       In addition, each director who serves as Chairman of a committee of the Board receives an annual retainer of $1,000. The Chairmen of the Audit Committee, the Compensation Committee and the Press Release Review Committee who received this annual retainer in fiscal 1996 were Mr. Palmer, Mr. Kanzer and Dr. Lieberman, respectively.

       Exercise and Vesting
       --------------------

       The options granted to the Independent Directors pursuant to the foregoing terms are exercisable at a per share price of 20% of the average fair market value per share (as described above) of the Company's Common Stock used to calculate such grant. Subject to provisions regarding expiration and termination of options, the options become exercisable as to 75% of the shares of Common Stock of the Company issuable upon exercise of such options six months after the date of grant and as to 100% of such shares, on the later of six months after the date of grant and December 31 of the year in which the grant is made.

       New Director Options
       --------------------

       Each person who is elected or appointed an Independent Director for the first time automatically upon such election or appointment (the "Automatic Grant Date") will be granted an option to purchase 75,000 shares of the Company's Common Stock ("New Director Options"). The exercise price of any New Director Options granted under the Directors' Plan may not be less than 100% of the fair market value of shares of the Company's Common Stock subject thereto on the Automatic Grant Date. Subject to provisions regarding expiration and termination of options, any New Director Options become exercisable as to 20% of the shares of the Company's Common Stock subject thereto on the Automatic Grant Date and become exercisable as to an additional 20% of the shares of the Company's Common Stock issuable upon exercise thereof on each of the first, second, third and fourth anniversaries of such Automatic Grant Date.

       The Board recommends that stockholders vote "FOR" the nominees presented.

                             EXECUTIVE COMPENSATION

Executive Compensation

       The following table sets forth the aggregate compensation paid by the Company for the year ended December 31, 1996 for services rendered in all capacities to each of the most highly compensated executive officers whose total annual salary and bonus for that period exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                   Long Term
                                                                  Compensation
                                   Annual Compensation(1)            Awards
                                   ----------------------         ------------

                                                                  Common Stock
Name and                                                           Underlying        All Other
Principal Position              Year   Salary(2)     Bonus(2)        Options      Compensation(3)
------------------              ----   ---------     --------        -------      ---------------
S. David Hillson                1996   $170,000     $200,000(4)       250,000           None
  Chairman of the Board,        1995    170,000      150,000          932,300           None
  President and                 1994     21,250         None        1,824,053(5)        None
  Chief Executive Officer

Marc E. Lanser, M.D             1996    166,000       50,000(6)       250,000        $ 8,849
  Executive Vice President      1995    158,208       35,000          780,700         10,366
  and Chief Scientific          1994    157,000         None           76,002(5)       7,712
  Officer

____________________

(1) Includes compensation only for the period of the applicable year during which the individual was employed by the Company.

(2) Amounts shown represent cash compensation earned by the Named Executive Officers in the fiscal years presented even if paid in subsequent years.

(3) All Other Compensation for Dr. Lanser includes the following amounts for fiscal 1996, 1995 and 1994, respectively: the dollar value of matching contributions during the fiscal year under the Company's 401(k) plan, in the amount of $4,500, $2,449 and $0, respectively; and the dollar value of premiums paid by the Company during the fiscal year with respect to life insurance and disability insurance for the benefit of Dr. Lanser in the amount of $6,749, $7,917 and $7,712, respectively. In addition, in fiscal 1996 All Other Compensation for Dr. Lanser includes $2,100 attributable to parking reimbursement in excess of the limits permitted under the Internal Revenue Code.

(4) Mr. Hillson received a non-discretionary bonus from the Company based upon the Board's determination that he had met certain performance targets specified in his Employment Agreement with the Company, dated November 7, 1994, which by its terms expires in December 1998.

(5) Represents the number of replacement options issued in conjunction with the Merger.

(6) Such amount was earned by Dr. Lanser in 1996, but $45,000 was paid by the Company in January 1997.

Stock Option Information

      The following table sets forth, for each of the Named Executive
Officers, certain information concerning the grant of options to such persons in fiscal 1996.


                                         Option Grants In Last Fiscal Year


                                                                                                      Potential Realizable Value
                                                                                                      At Assumed Annual Rates
                                                                                                      of Stock Appreciation for
                                                 Individual Grants                                        Option Term (3)
----------------------------------------------------------------------------------------------        --------------------------
                                 Number of          % of Total
                                Securities            Options
                                Underlying          Granted to       Exercise or
                                  Options          Employees in      Base Price     Expiration
      Name                    Granted (#)(1)        Fiscal Year       ($/sh)(2)        Date           5%                10%
      ----                    --------------        -----------       ---------        ----           --                ---
S. David Hillson, Esq.            250,000               22.16%          $0.6563      11/21/06     $103,186           $261,493
Marc E. Lanser                    250,000               22.16            0.6563      11/21/06      103,186            261,493

--------------------

(1) Options granted to each of Mr. Hillson and Dr. Lanser to purchase 250,000 shares of Common Stock are 33% exercisable on or after November 19, 1996, 67% exercisable on or after November 19, 1997 and 100% exercisable on or after November 19, 1998.

(2) The exercise price for each option is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the results of calculations at the 5% and 10% assumed rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the value of the Common Stock.

         Neither of the Named Executive Officers exercised any options in fiscal 1996. The following table sets forth, for each of the Named Executive Officers, certain information concerning the value of unexercised options at December 31, 1996.

                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                                                     Number of Securities
                                                                    Underlying Unexercised          Value of Unexercised In-
                                                                      Options at Fiscal               the-Money Options at
                                                                         Year-End (#)                 Fiscal Year-End ($)(1)
                                                                         --------------               ----------------------

                                 Shares
                               Acquired on         Value
Name                          Exercise (#)      Realized($)        Exercisable/Unexercisable        Exercisable/Unexercisable
----                          ------------      -----------        -------------------------        -------------------------
S. David Hillson, Esq.        None              None                2,067,009/939,344                 $830,675/$281,224
Marc E. Lanser                None              None                 737,702/369,000                    37,103/16,701


--------------------

(1) The fair market value of "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for Common Stock on the Nasdaq SmallCap Market of $0.6875 on December 31, 1996, multiplied by the number of options held.


Employment Contracts

         S. David Hillson, Esq. and Marc E. Lanser, M.D. have entered into employment agreements (individually an "Employment Agreement" and, collectively, the "Employment Agreements") with the Company. Pursuant to the terms of Mr. Hillson's original Employment Agreement dated November 7, 1994, which includes confidentiality and non-competition provisions, Mr. Hillson was employed as President and Chief Executive Officer of the Company and was entitled to an annual base salary of at least $170,000, plus other incidental benefits, plus additional cash payments should certain events occur. Mr. Hillson's Employment Agreement was amended as of January 1, 1997 to extend the term thereof to December 31, 1998 and to increase his annual base salary to $195,000. Upon signing the amendment, Mr. Hillson received a renewal payment of $50,000. Pursuant to the terms of Dr. Lanser's Employment Agreement dated July 7, 1993, as amended, which includes confidentiality and non-competition provisions, Dr. Lanser is employed as Executive Vice President and Chief Scientific Officer of the Company and is entitled to receive an annual salary of at least $150,000, plus other incidental benefits.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview
--------

         The Boston Life Sciences, Inc. compensation program for its executive officers consists of four parts: base salary, annual bonus, stock options, and additional benefits. In maintaining this program, the Company's overall recruitment and compensation philosophy is a very important consideration. This philosophy is to hire individuals possessing excellent professional skills, coupled with demonstrated track records, who can be expected to help achieve the Company's goal of moving from an early development-stage company to a broad-based, diversified product, revenue-generating biotechnology company.

         The Company has a continued commitment to recruit, motivate and retain executive officers with demonstrated talent and leadership skills, typically gained from successful experiences in positions of meaningful responsibility in other industry settings. This approach should enable the Company to acquire the requisite management leadership to fulfill its stated mission.

         An inherent part of this philosophy is the leveraging of the compensation program by placing a major emphasis on equity participation. This is accomplished by offering a significant capital accumulation opportunity to key managers, which also conserves the Company's cash and blends the interests of stockholders with those of management. The Company's target from a personnel perspective is for total compensation to be competitive with that for other biotechnology companies.

Performance Criteria - General
------------------------------

         Because the Company is still in the process of developing its proprietary products and because of the highly volatile nature of the stock price in biotechnology companies in general, the use of traditional corporate performance standards, such as sales, profit levels and stock performance, to measure the success of the Company and an individual's role in contributing to that success, is not appropriate.

         Accordingly, the compensation of executive officers is based, for the most part, on realistically timely achievement of certain product research and development goals by the Company and the positive contribution by the individuals concerned. The Committee will evaluate the Company's progress and performance using criteria such as the extent to which key research, clinical, product manufacturing, product sales and financial objectives of the Company have been met during the preceding fiscal year, including the achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally. In addition, the Committee may take into account the Company's success in the development, acquisition and licensing of key technologies. The Committee will also evaluate the individual executive officer's performance, using criteria such as the executive officer's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of the Company including beneficial supervision of other management. An executive officer's contribution in this regard may also involve both the participation by the executive officer in the relationship between the Company and the investment community as well as the contribution by the executive officer to the ongoing scientific development activities of the Company. In evaluating each facet of performance and compensation, the Committee is likely to consider the necessity of being competitive with other companies in the biotechnology industry, taking into account relative company size, stage of development and geographic location.

Base Salary
-----------

         Company philosophy regarding base salary is to maintain it at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels will generally be made with the input of various industry and industry-related surveys and special studies, such as the 1995 Leadership and Biotechnology Survey published jointly by J. Robert Scott and Price Waterhouse LLP, as well as by monitoring developments in the biotechnology industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will often relate to competitive factors and to individual performance evaluated against criteria such as those noted above. Other benefits are maintained at what the Committee believes is an industry-competitive level.

Annual Bonus
------------

         The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company expects to pay such bonuses based on the evaluation of the performance of each executive officer for the year as a whole. The Company is also required under certain circumstances under the Employment Agreements with Mr. Hillson and Dr. Lanser to pay certain bonuses. The intent of the annual bonus is to motivate and reward high level performance of executive officers both as measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the whole biotechnology industry. The exact goals vary with each executive officer's responsibilities rather than being fixed by reference to overall measures of the Company's performance. Annual bonus awards are determined by the Compensation Committee of the Board with assistance from senior management.

         The only executive officers who received a non-contractually based bonus in fiscal 1996 were Dr. Lanser, Chief Scientific Officer of the Company, and Joseph P. Hernon, Chief Financial Officer of the Company. Factors that were considered in setting levels for bonus and option grants for the Chief Scientific Officer in fiscal 1996 included, without limitation, desirable acquisition of new technologies on advantageous terms, development of sound clinical trial protocols, reasonable control over scientific budgets, participation in investor relation programs and cooperative involvement with money-raising efforts.

         Bonuses paid to the Chief Executive Officer in both fiscal 1995 and fiscal 1996 were determined and paid solely as part of contractually established performance goals contained in his Employment Agreement. See "-- Chief Executive Officer Compensation."

Stock Options
-------------

         Stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long-term Company performance, as measured by creation and enhancement of stockholder value. Additionally, stock options foster a community of interest between stockholders and participants. The Company believes that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the plans are granted to all executive officers as incentive to contribute significantly to the growth and successful operation of the Company. The specific determination of the number of options to be granted, however, is not based upon any specific criteria.

         Although options may be granted at any price equal to or greater than 50% of fair market value of the Common Stock, generally options have been granted to executive officers, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company has generally awarded options to executive officers on employment and at regular intervals thereafter, but awards may be made at other times as well.

         Vesting of stock options is determined by the Compensation Committee. To date, options granted to executive officers fully vest within four years after the date of grant.

Qualifying Executive Compensation for Deductibility Under Applicable Provisions
-------------------------------------------------------------------------------
of the Internal Revenue Code
----------------------------

         Section 162(m) of the Internal Revenue Code, adopted in 1993, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a "performance based" compensation arrangement. The Committee intends to take such actions as may be appropriate to qualify compensation received by such executives upon exercise of options granted under the Company's stock option plans for deductibility under Section 162(m). The Committee notes that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

Chief Executive Officer Compensation
------------------------------------

         In fiscal 1996, pursuant to the terms of his original Employment Agreement dated November 7, 1994, Mr. Hillson received an annual base salary of $170,000, a non-discretionary bonus of $200,000 upon the occurrence of certain corporate goals specified in his Employment Agreement which required his key participation, plus other incidental benefits. Based on its satisfaction with Mr. Hillson's performance during the fiscal year, including, but not limited to, the achievement of financing levels substantially higher than originally expected, such financings being completed on overall terms better than expected, the progress made in several existing and new technologies further advanced by Mr. Hillson, the smooth functioning of new members of the management team, and a general positive movement toward achieving the Company's vision, the Compensation Committee amended Mr. Hillson's Employment Agreement as of January 1, 1997, whereby it awarded him a $50,000 renewal payment, extended the term of his Employment Agreement to December 31, 1998 and increased his annual base salary to $195,000.


                                                COMPENSATION COMMITTEE


                                                STEVE H. KANZER, CPA, ESQ.
                                                IRA W. LIEBERMAN, PH.D.
                                                E. CHRISTOPHER PALMER, CPA



         This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         The Compensation Committee of the Company's Board during the last completed fiscal year was composed of Steve Kanzer, Ira Lieberman, and E. Christopher Palmer. Mr. Kanzer was also the Secretary of the Company.

         Boston Private Bank & Trust Company (the "Bank") is the Company's primary banking institution. E. Christopher Palmer, CPA, a director of the Company, is a Director and Chairman of the Trust and Investment Committee of the Bank and a director of Boston Private Bancorp, Inc., which is an affiliate of the Bank. Fees paid to the Bank during fiscal 1996, primarily for investment management advisory services, totalled approximately $25,000.

Performance Graph
-----------------

         The following graph compares the yearly percentage change in cumulative total stockholder return on the Common Stock from 1991 to the present with the cumulative total return on the Nasdaq Total Return Index and the Nasdaq Pharmaceutical Stock Index over the same period. The Company is the surviving entity of the Merger between Old BLSI and Greenwich, which was effective as of June 15, 1995. This Stock Performance Graph therefore reflects the performance of the Company's stock as Greenwich stock prior to the Merger, as well as the Company's stock after the Merger. The comparison assumes $100 was invested on January 1, 1991 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET



--------------------------- FISCAL YEAR ENDING -------------------------
COMPANY                                 1991      1992      1993       1994       1995       1996

BOSTON LIFE SCIENCES, INC.                100     57.45     23.40       0.80       6.38       5.85
PEER GROUP                                100     83.22     74.18      55.31     102.06     102.25
BROAD MARKET                              100    116.38    133.60     130.59     184.68     227.17

THE PEER GROUP CHOSEN WAS:
NASDAQ PHARMACEUTICAL STOCK INDEX

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ TOTAL RETURN INDEX


         This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In connection with the Company's January and February 1996 equity offerings, the Company paid a fee to Paramount Capital, Inc. ("Paramount"), as the placement agent involved with such offerings, consisting of 23.991 units (each unit consisting of 1,000 shares of Series A Convertible Preferred Stock and warrants to purchase 25,000 shares of Common Stock). Lindsay A. Rosenwald, M.D., the Chairman of the Board of Directors, Chief Executive Officer and sole stockholder of Paramount, is currently one of two holders of more than 5% of the outstanding Common Stock of the Company. Additionally, the Company executed an agreement which provides that, effective February 1996, Paramount receives a retainer fee of $2,500 per month for a minimum of twenty four months and an as yet to be agreed-upon success fee with respect to corporate partners first introduced to the Company by Paramount.

         In August 1995, the Company entered into a two-year financial advisory services agreement with Paramount. In connection therewith, the Company issued warrants to Paramount for the purchase of 250,000 shares of the Company's Common Stock, which were 50% exercisable at the time of issuance and 100% exercisable in August 1996.

         Boston Private Bank & Trust Company (the "Bank") is the Company's primary banking institution. E. Christopher Palmer, CPA, a director of the Company, is a Director and Chairman of the Trust and Investment Committee of the Bank and a director of Boston Private Bancorp, Inc., which is an affiliate of the Bank. Fees paid to the Bank during fiscal 1996, primarily for investment management advisory services, totalled approximately $25,000.

         In April 1997, the Bank loaned $150,000 to Dr. Lanser, the Company's Executive Vice President and Chief Scientific Officer (the "Loan"). The Loan bears interest at prime and matures in its entirety on September 5, 1997. As a condition to and as security for the Loan, the Bank requested that the Company pledge to the Bank a certificate of deposit in the amount of $155,000 (the "Company Pledge"). In recognition of Dr. Lanser's past and expected future contributions to the Company and as an additional motivation and incentive to Dr. Lanser, which the Company's Board of Directors determined would reasonably benefit the Company, the Company agreed to provide the Company Pledge. As security for the Company, however, in the event Dr. Lanser defaults on the Loan and the Bank forecloses on the Company Pledge, Dr. Lanser has executed and delivered to the Company his contingent note in the amount of $150,000, bearing interest identical to the Loan (the "Contingent Note") and a perfected pledge of one million shares of Common Stock of the Company which he beneficially owns. The Company will demand payment of the Contingent Note only in the event that the Bank forecloses on the Company Pledge as a result of Dr. Lanser's defaulting on his payment of the Loan.

         PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO COMPANY'S RESTATED
                         CERTIFICATE OF INCORPORATION
            TO EFFECTUATE A ONE-FOR-TEN REVERSE COMMON STOCK SPLIT

Introduction
------------

         The Company's Board believes that it would be advisable and in the best interests of the Company and recommends to the stockholders that the Company's Restated Certificate of Incorporation be amended to effect a reverse split of one new share of Common Stock for ten shares of the Company's issued Common Stock (the "Reverse Split") and to reduce the authorized number of shares of Common Stock from 175,000,000 to 25,000,000 (together with the Reverse Split, the "Recapitalization"). The Board has adopted a resolution to effectuate the Recapitalization, subject to stockholder approval, effective as of June 9, 1997. The effect of the Recapitalization upon holders of Common Stock will be that the total number of shares of the Company's Common Stock (each, an "Old Share") held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Recapitalization divided by ten, adjusted, as described below, for any fractional shares (each, a "New Share").

         Assuming the Recapitalization is approved by the Company's stockholders at the Meeting, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Recapitalization.

         No certificates or scrip representing fractional shares of the Company's Common Stock will be issued to stockholders because of the Recapitalization. All fractional shares of one-half share or more will be increased to the next higher whole number of shares, and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares, respectively.

         Pursuant to Section 242(c) of the General Corporation Law of the State of Delaware, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Recapitalization, if, at any time prior to filing the Amendment to the Company's Restated Certificate of Incorporation (the "Amendment") with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that the Recapitalization is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether to proceed with the Recapitalization, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business developments and the Company's actual and projected financial performance.

Reasons for the Recapitalization
--------------------------------

         The Board believes the Recapitalization is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the market price of the Common Stock. The Board also believes that the proposed Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock, although there can be no assurance that such will be the case. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the effective date of the Recapitalization. Finally, the Board expects the Reverse Split to help the Company meet the minimum price standards established by certain states under applicable "blue sky" laws to qualify and register the Company's Common Stock under such laws.

         The Company's Board proposes to reduce the number of authorized shares of Common Stock because the Board does not currently foresee a need to issue shares of Common Stock in excess of the proposed amount. Also, the reduction in the authorized shares of capital stock will reduce the Company's franchise tax liability in the State of Delaware, its jurisdiction of incorporation.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per New Share of Common Stock after the Recapitalization will be ten times the market price per Old Share of Common Stock before the Recapitalization, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Recapitalization will have on the market price of the Common Stock.

Implementation of the Recapitalization
--------------------------------------

         The Recapitalization will be formally implemented by filing the Amendment with the Secretary of State of the State of Delaware. The Amendment will amend and restate in its entirety the present Article FOURTH of the Company's Restated Certificate of Incorporation to read as follows:

                                    "FOURTH: The aggregate number of shares
                  which the Corporation shall have authority to issue is 26,000,000 to be divided into (a) 25,000,000 shares of Common Stock, par value $.01 per share, (b) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 264,000 shares are designated as Series A Convertible Preferred Stock, par value $.01 per share, with the powers, preferences and other rights as described on Exhibit A attached hereto and made a part hereof.

                                    The Board of Directors is hereby empowered
                  to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.

                           Effective as of 5:00 p.m., Eastern time, on June 9,
                  1997, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares less than one-half share shall be decreased to the next lower whole number of shares, respectively."

         Assuming the Recapitalization is approved by the stockholders at the Meeting, the Amendment will be filed with the Secretary of State of the State of Delaware.

Principal Effects of the Recapitalization
-----------------------------------------

         The Restated Certificate of Incorporation of the Company authorizes the Company to issue 1,000,000 shares of its Preferred Stock and 175,000,000 shares of its Common Stock. If the Amendment is approved by the stockholders, the principal effect of the Recapitalization will be to decrease the number of shares of Common Stock issued from 123,833,994 shares to approximately 12,383,399 shares based on share information as of March 31, 1997. Additionally, the number of authorized shares of Common Stock will also be decreased from 175,000,000 shares to 25,000,000 shares. Furthermore, if the Amendment is approved by the stockholders, each share of Preferred Stock, which is currently convertible into 175.3771 shares of Common Stock, will be convertible into
17.53771 shares of Common Stock.

         The following table illustrates the principal effects of the Recapitalization on the Company's Common Stock based on Common Stock authorized, issued and outstanding as of March 31, 1997.


                                         Prior to             After the
Number of Shares                         Recapitalization     Recapitalization
----------------                         ----------------     ----------------
Common Stock Authorized                  175,000,000          25,000,000
 Issued and Outstanding                  123,833,994          12,383,399
 Available for Future Issuance           51,116,006           12,616,601

         The Recapitalization may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         The Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of the Common Stock under the Exchange Act.

         Pursuant to Delaware law the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Amendment to effect the Recapitalization.

Exchange of Stock Certificates
------------------------------

         Assuming the Recapitalization is approved by the stockholders, stockholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any
                                              ----------------------------------
certificates until requested to do so.
-------------------------------------

Federal Income Tax Consequences
-------------------------------

         The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement.

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Recapitalization. The Company, however, believes that because the Recapitalization is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Recapitalization will have the following federal income tax effects.

         1. The Recapitalization will constitute a reorganization within the meaning of Section 368(a)(1)(E)5 of the Code.

         2. A stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Shares will equal such stockholder's basis in the Old Shares.

         3. A stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

         4. The Company will not recognize any gain or loss on the exchange by reason of Section 1032 of the Code.

THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE RECAPITALIZATION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE RECAPITALIZATION.

         The Board recommends that stockholders vote "FOR" the amendment to the Company's Restated Certificate of Incorporation to effectuate the Recapitalization.

                           GENERAL AND OTHER MATTERS

         The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the Meeting. However, if other matters properly come before the Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Incorporated by reference from the Company's Current Report on Form 8-K dated July 28, 1995, as amended by the Company's Current Report on Form 8-K/A dated September 1, 1995, with respect to the change of auditors after the Merger.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the
Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1996 its directors, officers and 10% Holders complied with all substantive filing requirements under Section 16(a) of the Exchange Act; however, each of the Company's directors and officers failed to file the following reports relating to their receipt of various option grants in fiscal 1996 in a timely manner: Dr. Bier filed one late Form 3 and one late Form 5, which reported two option grants in 1996; Messrs. de Castro and Hillson and Dr. Lanser each filed one late Form 5, each of which reported one option grant in 1996; Messrs. Kanzer and Palmer and Dr. Lieberman each filed one late Form 5, each of which reported two option grants in 1996; and Mr. Hernon filed one late Form 3.


                          INCORPORATION BY REFERENCE

         The information called for by Item 13, Financial and Other Information, is incorporated herein by reference to the Registrant's Annual Report on Form 10-K, which was filed with the SEC on March 31, 1997.

                             AVAILABLE INFORMATION

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 (INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS), PORTIONS OF WHICH ARE INCORPORATED BY REFERENCE HEREIN, AND/OR THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED JULY 28, 1995, AS AMENDED BY THE COMPANY'S CURRENT REPORT ON FORM 8-K/A DATED SEPTEMBER 1, 1995, PORTIONS OF WHICH ARE INCORPORATED BY REFERENCE HEREIN, AS FILED WITH THE SEC. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                  STOCKHOLDER PROPOSALS - 1998 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by December 31, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

                                       By Order of the Board of Directors,


                                       Steve H. Kanzer, CPA, Esq.

                                       Secretary
April 29, 1997

                                   EXHIBIT A

                          TO THE AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          BOSTON LIFE SCIENCES, INC.

                                   EXHIBIT A
                                   ---------

                     Series A Convertible Preferred Stock
                     ------------------------------------


        1.  Designation and Amount.  There shall be a series of Preferred Stock
            ----------------------
designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 264,000. Such series is referred to herein as the "Series A Convertible Preferred Stock". Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less than the number of shares then issued and outstanding.

        2.  Dividends.  Subject to the prior and superior rights of the holders
            ---------
of any shares of any series of Preferred Stock ranking and superior to the shares of Series A Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series A Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend





                           [CONTINUED ON NEXT PAGE]
or distribution on the common stock, par value $.01 per share (the "Common Stock"), of the Corporation, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or series of preferred stock, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based upon the liquidation preference of a share of the Series A Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66-2/3% of the outstanding shares of Series A Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series A Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series A Convertible Preferred Stock as is established for such dividend or distribution on the Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series A Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. If the corporation declares or pays a dividend or distribution on the Series A Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series A Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     3.  Liquidation Preference.  (a)  In the event of a (i) liquidation,
         ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation (a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the stock junior to the Series A Convertible Preferred Stock, an amount equal to $130.00 per share plus an amount equal to all declared and unpaid dividends thereon. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Convertible Preferred Stock on the basis of the number of shares of Series A Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation. All shares of Series A Convertible Preferred Stock shall rank as to payment upon the occurrence of any of the events described in clauses (i) and (ii) above senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

          (b) After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of shares of the Common Stock and any other shares of participating preferred stock then outstanding will be entitled to receive, pro rata an amount per share equal
                                              --- ----
to $13 plus accrued but unpaid dividends, if any, paid to the holders of the Series A Convertible Preferred Stock. After the payment or distribution pursuant to the immediately preceding sentence, the holders of shares of the Series A Convertible Preferred Stock, the Common Stock and any other shares of participating preferred stock then outstanding will share any remaining assets of the Corporation on a pari passu, as converted basis.
                        ---- -----

          4.   Conversion.
               ----------

          (a) Right of Conversion. The shares of Series A Convertible Preferred
              -------------------
Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series A Convertible Preferred Stock shall be convertible initially at the rate of
175.3771 shares of Common Stock for each full share of Series A Convertible Preferred Stock and shall be subject to adjustment as provided herein. The initial conversion price per share of Common Stock is $.5702 and shall be subject to adjustment as provided herein. For purposes of this resolution, the "conversion rate" applicable to a share of Series A Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Series A Convertible Preferred Stock is then convertible and shall be determined by dividing the then existing conversion price into $100.00.

          Subject to adjustment pursuant to the provisions of paragraph (c) below, in the event that the conversion price in effect at the time of each Interim Closing Date (as defined below) and the Final Closing Date (as defined below) is greater than 85% of the average closing bid price of the Common Stock for the thirty consecutive trading days immediately preceding (x) any interim closing date of the issuance and sale of the Series A Convertible Preferred Stock (each an "Interim Closing Date") or (y) the final closing date of the issuance and sale of the Series A Convertible Preferred Stock (the "Final Closing Date"), then the conversion price shall be adjusted to equal the lesser of any such average closing bid price. If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $100.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Final Closing Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Final Closing Date shall be mailed as promptly as practicable after the Final Closing Date by the Corporation to all record holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          Subject to adjustment pursuant to the provisions of paragraph (c) below, the conversion price in effect immediately prior to the date that is 12 months after the Final Closing Date of the issuance and sale of the Series A Convertible Preferred Stock (the "Reset Date") shall be adjusted and reset effective as of the Reset Date if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "12-Month Trading Price") is less than 130% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the conversion price shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.3, (B) 50% of the then applicable conversion price and (C) $.375 (subject to a proportional adjustment in the event of an adjustment to the conversion price pursuant to paragraph 4(c) below). If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $100.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Reset Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

          (b)   Conversion Procedures.  Any holder of shares of Series A
                ---------------------
Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Convertible Preferred Stock at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

          The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such share of Series A Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common
Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Convertible Preferred Stock.

          All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(g) hereof, a holder of Series A Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

          (c)  Certain Adjustments of Conversion Rate. In addition to adjustment
               --------------------------------------
pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such shares of Series A Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (ii) In case the Corporation shall issue or sell Common Stock or rights, options, warrants or other securities convertible into Common Stock, excluding those rights, options, warrants or other securities convertible into Common Stock already outstanding and disclosed in the Offering Memorandum, at a price per share which is lower than both (A) the then effective conversion price and (B) the closing bid price (as defined in Section 4) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at the then effective conversion price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

     (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (iv) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

     (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4;

            (A) the Corporation shall compute (or may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which each adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock; and

                 (B) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

           (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series A Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

           (d)   No fractional Shares.  No fractional shares or scrip
                 --------------------
representing fractional shares of Common stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate evidencing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered.
Instead of any fractional share of Common stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price as defined in Section 5) at the close of business on the day of conversion.

           (e)   Consolidation; Merger; Etc.  If the Corporation shall enter
                 --------------------------
into any consolidation, merger, combination or other transaction in which shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction"), then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to (i) the conversion rate in effect at such time multiplied by (ii) the aggregate fair market value, as determined in good faith by the Board of Directors of the Corporation, of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common stock is changed or exchanged (the "Per Share Merger Consideration"); provided, however,
                                                             --------  -------
that if any stock of securities received in the Merger Transaction are traded on a securities exchange or quotation system, the fair market value of such stock or securities shall be the closing sales price of such stock or securities as reported by the principal exchange or quotation system for such stock or securities the business day immediately preceding the execution of the merger agreement or other transaction agreement for such Merger Transaction, and if no such trading market exists for such stock or securities, the aggregate fair market value shall be as determined in good faith by the Board of Directors of the Corporation; provided, further, however, that if any such Merger Transaction
                 --------  -------  -------
is effected on or before the Reset Date, and if the Per Share Merger Consideration (assuming conversion of all outstanding convertible stock, including the Series A Convertible Preferred Stock, at the conversion rate for such stock in effect at the time of the execution and delivery of the merger agreement relating to such Merger Transaction) is less than 130% of the then applicable conversion price relating to the Series A Convertible Preferred Stock, then the conversion price will be reduced to equal the greater of (x) the Per Share

Merger Consideration divided by 1.3, (y) 50% of the then applicable conversion price and (z) $.375 (subject to a proportional adjustment in the event of an adjustment to the conversion price pursuant to paragraph 4(c) above).

                (f)     Reservation of Shares; Transfer Taxes; Etc.  The
                        ------------------------------------------
Corporation shall at all times reserve and keep available, out of its authorized unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Convertible Preferred Stock.

                The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate or before any such adjustment is made as a result of a Reset Event, in either event, such that the effective conversion price (for all purposes an amount equal to $100.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

                (g)     Prior Notice of Certain Events. In case:
                        ------------------------------

                (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

         (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

         (h)    Other Changes in Conversion Rate.  The Corporation from time to
                --------------------------------
time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Series A Convertible Preferred Stock a notice of the increase at least 10 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

         The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidence by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance or rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         (i)    Ambiguities/Errors. The Board of Directors of the Corporation
                ------------------
shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

         5.     Mandatory Conversion at Option of Corporation. At any time on or
                ---------------------------------------------
after the Reset Date, the Corporation, as its option, may cause the Series A Convertible Preferred Stock to be converted in whole, or in part, on a pro rata
                                                                       --- ----
basis, into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of the Common Stock shall have exceeded 150% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series A Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

         No more than 60 nor less than 10 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series A Convertible Preferred Stock, and the then effective conversion rate pursuant to Section 4.

               The "closing price" for each trading day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning given in Section 4 hereof.

               Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Convertible Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series A Convertible Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

               6.    Voting Rights.
                     -------------

               (a)   General.  Except as otherwise provided herein, in the
                     -------
Amended and Restated Certificate of Incorporation or by law, the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

               (b)   Class Voting Rights.  In addition to any vote specified in
                     -------------------
paragraph (a) of this Section 6, so long as 50% of the shares of Series A Convertible Preferred Stock (including those shares of Series A Convertible Preferred Stock issued or issuable upon the exercise of the placement agent warrants issued in connection with the offer and sale of the Series A Convertible Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series A Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation, as amended, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation or (iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions. A class vote on the part of the Series A Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock or of any shares of any other class or series of stock ranking junior to the Series A Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation; (b) the authorization, issuance or increase in the amount of the Series A Convertible Preferred Stock or any bonds, mortgages, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation the authorization issuance or increase in amount of which would require the consent of the holders of the Series A Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

          7.   Outstanding Shares.  For purposes of this Certificate of
               ------------------
Designations, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Convertible Preferred Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Convertible Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

          8.   Status of Acquired Shares.  Shares of Series A Convertible
               -------------------------
Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Preferred Stock.

          9.   Preemptive Rights.  The Series A Convertible Preferred Stock is
               -----------------
not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          10.  Severability of Provisions.  Whenever possible, each provision
               --------------------------
hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                     PROXY

                           BOSTON LIFE SCIENCES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          -----------------------------------------------------------

     The undersigned hereby appoints S. David Hillson, Esq. and Marc E. Lanser, M.D., and each of them, with power of substitution in each, proxies to appear and vote all common stock and/or preferred stock of the undersigned in Boston Life Sciences, Inc. (the "Company") at the Annual Meeting of Stockholders to be held on June 6, 1997, and at all postponements and adjournments thereof, upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

     The proxies are directed to vote as follows:

Proposal Number 1 - Election Of Directors.
                                                            Withhold
       Name                                Vote For     Authority to Vote
       ----                                --------     -----------------
Colin B. Bier, Ph.D.                         [_]                   [_]

Harvey Cantor, M.D.                          [_]                   [_]

Edson D. de Castro                           [_]                   [_]

S. David Hillson, Esq.                       [_]                   [_]

Marc E. Lanser, M.D.                         [_]                   [_]

Steve H. Kanzer, CPA, Esq.                   [_]                   [_]

Ira W. Lieberman, Ph.D.                      [_]                   [_]

E. Christopher Palmer, CPA                   [_]                   [_]

Proposal Number 2 - Proposal to approve an amendment to the Company's Certificate of Incorporation to effectuate a one for ten reverse stock split.

               [_]  For               [_]  Against                 [_]   Abstain

     This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BOSTON LIFE SCIENCES, INC.


Dated:                , 1997
      ----------------              --------------------------------------------
                                    Signature of Stockholder


                                    --------------------------------------------
                                    Signature of Stockholder

                                    Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.